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                                                                  EXECUTION COPY




                          Registration Rights Agreement


                          Dated as of November 1, 2002


                                      among


                                THE STANLEY WORKS


                                       and


                      Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                            Salomon Smith Barney Inc.
                          BNP Paribas Securities Corp.
                             Fleet Securities, Inc.

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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into November 1, 2002, among THE STANLEY WORKS, a Connecticut corporation (the "Company"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, SALOMON SMITH BARNEY INC., BNP PARIBAS CORP. and FLEET SECURITIES, INC. (collectively, the "Purchasers").

     This Agreement is made pursuant to the Purchase Agreement dated October 29, 2002 between the Company and the Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Purchasers of $150,000,000 aggregate principal amount of the Company's 31/2% Senior Notes due 2007 and $200,000,000 aggregate principal amount of the Company's 49/10% Senior Notes due 2012 (collectively, the "Securities"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

         "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

         "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


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         "Exchange Securities" shall mean, collectively, (a) the 31/2% Series B
     Senior Notes due 2007 and (b) the 49/10% Series B Senior Notes due 2012 issued by the Company under the Indenture, each series containing terms identical to the Securities of the series for which it is being exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of their original issue (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

         "Holders" shall mean any holder from time to time of Registrable Securities (including any of the Purchasers).

         "Indenture" shall mean the Indenture relating to the Securities dated as of November 1, 2002 between the Company and JPMorgan Chase Bank, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

         "Participating Broker-Dealer" shall mean any Holder (which may include any of the Purchasers) that is a broker-dealer electing to exchange Securities acquired for its own account as a result of market-making activities or other trading activities for Exchange Securities.

         "Person" shall mean an individual, partnership (general or limited), limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble.

         "Purchasers" shall have the meaning set forth in the preamble.


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         "Registrable Securities" shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) such Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer (except in the case of Securities purchased directly from the Company and continued to be held by the Purchasers).

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the
     NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, and (viii) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

         "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the


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     Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Shelf Registration" shall mean a registration effected pursuant to
     Section 2(b) hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Special Shelf Counsel" shall have the meaning set forth in Section 2(c) hereof.

         "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

     2. Registration Under the 1933 Act. (a) Exchange Offer. The Company shall use its best efforts (A) to file within 180 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities of each series for Exchange Securities, (B) to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 270 days after the Closing Date, (C) to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) to consummate the Exchange Offer within 300 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

     In connection with the Exchange Offer, the Company shall:

         (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;


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         (ii) keep the Exchange Offer open for acceptance for not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

         (iii) use the services of the Depositary for the Exchange Offer;

         (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m., New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged;

         (v) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of Participating Broker-Dealers as provided herein); and

         (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

     The Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Securities. The terms of each series of Exchange Securities shall provide that such series of Exchange Securities and the Securities of the corresponding series shall vote and consent together on all matters as one class and that none of the Exchange Securities or the Securities of any corresponding series will have the right to vote or consent as a separate class on any matter.

     As soon as practicable after the close of the Exchange Offer, the Company shall:

         (i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

         (ii) deliver or cause to be delivered to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

         (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities of the appropriate series to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.


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     Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of its original issue. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that (A) all Exchange Securities to be received by it shall be acquired in the course of its business,
(B) at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, (C) it is not an "affiliate" of the Company as defined in Rule 405 of the 1933 Act, (D) if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (E) if it is a broker-dealer, it will receive Exchange Securities in exchange for Securities that were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of those Exchange Securities, and (F) if it is a broker-dealer, it did not purchase the Securities being tendered in the Exchange Offer directly from the Company for resale pursuant to Rule 144A or any other available exemption from registration under the 1933 Act, and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. Upon the written request to the Company by the Purchasers, if practicable and subject to applicable law, the Company shall inform the Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Purchasers shall have the right to contact such Holders to facilitate the tender of Registrable Securities in the Exchange Offer. For purposes hereof, the Exchange Offer as to each series shall be deemed a separate offer, and the failure to satisfy the conditions as to any one offer shall not affect any other offer.

     Each Holder hereby acknowledges and agrees that any Participating Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Securities: (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained based on the representations in clause
(iii) above), and (2) must comply with the registration and prospectus delivery requirements of the 1933 Act in connection with the secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 and 508, as applicable, of Regulation S-K, and the SEC standard instructions for filing forms under the 1933 Act, if the resales are of Exchange Securities obtained by


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such Holder in exchange for Securities acquired by such Holder directly from the
Company.

     (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the SEC, (a) the Company is not permitted to file the Exchange Offer Registration Statement or to effect the Exchange Offer as contemplated by Section 2(a) hereof or (b) any Holder (other than the Purchasers) is not eligible in the reasonable opinion of counsel acceptable to the Company to participate in the Exchange Offer, or (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 270 days after the Closing Date, or (iii) upon the request of any Purchaser (with respect to any Registrable Securities which it acquired directly from the Company) following the consummation of the Exchange Offer if such Purchaser shall hold Registrable Securities which it acquired directly from the Company and if such Purchaser is not permitted, in the opinion of counsel to such Purchaser, pursuant to applicable law or applicable interpretation of the staff of the SEC to participate in the Exchange Offer, the Company:

         (A) shall, at its cost, as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by 300 days after the Closing Date. In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than a Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (i)(b) above or upon the request of any Purchaser pursuant to clause (iii) above, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Purchaser after completion of the Exchange Offer;

         (B) shall, at its cost, use its reasonable efforts to keep the Shelf Registration Statement continuously effective (subject to Section 2(b)(i)(C)) in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of (1) two years from the date the Shelf Registration Statement is declared effective by the SEC plus (2) the number of days during which use of a Prospectus is suspended pursuant to Section 2(b)(i)(C), or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise cease to be Registrable Securities (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act;


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         (C) may suspend the use of the Prospectus forming a part of the Shelf
     Registration Statement for a period not to exceed 30 days in any one instance or an aggregate of 60 days in any twelve-month period for valid business reasons to avoid premature public disclosure of a pending corporate transaction, including, without limitation, pending acquisitions and divestitures; provided that the Company promptly thereafter complies with the requirements of Section 3, as then applicable, and in calculating the length of the suspension period, there shall be included all days from the date of the suspension to the date the Company has complied with
     Section 3, as then applicable, or has notified each Holder that no action is required of the Company under Section 3, as then applicable; and

         (D) notwithstanding any other provisions hereof, shall use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

     The Company further agrees (i) that it shall not permit any securities similar or substantially similar to the Registrable Securities to be included in the Shelf Registration Statement and (ii) if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as thereafter practicable and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Majority Holders for the reasonable fees and disbursements of one firm or counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection therewith ("Special Shelf Counsel"). Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

     (d) Effective Registration Statement. (i) The Company will be deemed not to have used its best efforts to cause the Exchange Offer Registration


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Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 3(j) hereof, if applicable.

         (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

     (e) Increase in Interest Rate. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 180th calendar day after the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 270th calendar day after the Closing Date or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Registrable Securities is not declared effective on or prior to the 300th calendar day after the Closing Date (each, a "Registration Default"), the interest rate borne by the Securities shall be increased ("Additional Interest") by one-quarter of one percent (0.25%) per annum with respect to the first 90-day period (or portion thereof) following such 180-day period in the case of clause (i) above, such 270-day period in the case of clause (ii) above, or such 300-day period in the case of clause (iii) above. The additional interest payable as described in the immediately preceding sentence will increase by an additional one-quarter of one percent (0.25%) per annum for each subsequent 90-day period (or portion thereof); provided that the aggregate increase in such interest rate will in no event exceed one-half of one percent (0.50%) per annum. Upon (x) the filing of the Exchange Offer Registration Statement after the 180-day period described in clause (i) above,
(y) the effectiveness of the Exchange Offer Registration Statement after the 270-day period described in clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 300-day period described in clause (iii) above, the interest rate borne by the Securities from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate.

     The Company shall notify the Trustee within three business days after each and every date on which a Registration Default occurs. Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable


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Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date on which a Registration Default occurs to but excluding the date on which all Registration Defaults are cured.

     (f) Specific Enforcement. Without limiting the remedies available to the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

     3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

     (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act, the 1934 Act and, in each case, the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

     (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least seven business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in


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accordance with the method elected by the Majority Holders participating in the
Shelf Registration; and (ii) furnish to each Holder of Registrable Securities, and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits to be filed (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto provided that such use complies with all applicable laws and regulations;

     (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (ii) take any action which would subject it to general service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

     (e) notify each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is using the Exchange Offer Registration Statement as provided in paragraph (f) below and one counsel for the Purchasers promptly and, if requested by such Holder, Participating Broker-Dealer or counsel, confirm such advice in writing promptly
(i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective,
(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

     (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section, which section shall be reasonably acceptable to the Representatives (as defined in the Purchase Agreement) covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement to the effect that any Participating Broker-Dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision or one substantially similar:

         "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act."

and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act"; and

     (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 90 days following the closing of the Exchange Offer; and

     (C) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this
Section 3(f), for a period exceeding 90 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3(f).

     (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

     (h) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (i) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates, which may be global certificates, representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

     (j) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission.

At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

     (k) obtain a CUSIP number for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

     (l) in the case of a Shelf Registration Statement, prior to the completion of the distribution by the Purchasers of the Registrable Securities registered thereunder as evidenced by a notice in writing from the Representatives (as defined in the Purchase Agreement) on behalf of the Purchasers to the Company, the Company will furnish to the Representatives (as defined in the Purchase Agreement) on behalf of the Purchasers, at least 24 hours (or such shorter period as is reasonably required by the circumstances) prior to the filing thereof with the SEC, a draft of each document which is to be filed by the Company with the SEC and, if not otherwise available on the SEC EDGAR retrieval service, incorporated by reference in the Shelf Registration Statement or the Prospectus forming part thereof;

     (m) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities, or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

         (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

         (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

         (iii) in the case of an underwritten offering of Registrable Securities only, obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, and will use reasonable best efforts to have such letter addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

         (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

         (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

         (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

     (o) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any one counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, one special counsel or accountant in connection with a Registration Statement;

     (p) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus (but not including any amendment to the Exchange Offer Registration Statement or amendment or supplement to such Prospectus through the filing of any document which is to be incorporated by reference therein), provide copies of such document to the Purchasers on behalf of the Holders of Registrable Securities and make such changes in any such document prior to the filing thereof as the Purchasers or their counsel may reasonably request in a timely manner and, except as otherwise required by applicable law, not file any such document in a form of which the Purchasers on behalf of the Holders of Registrable Securities shall not have previously been furnished a copy or to which the Purchasers on behalf of the Holders of Registrable Securities or their counsel shall reasonably object in a timely manner, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Purchasers; and

     (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus (but not including any amendment to the Shelf Registration Statement or amendment or supplement to such Prospectus through the filing of any document which is to be incorporated by reference therein), provide copies of such document to the Holders of Registrable Securities to be included therein, to the Shelf Special Counsel and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Holders, the Shelf Special Counsel, or the underwriter or underwriters reasonably request in a timely manner and not file any such document in a form of which the Majority Holders, the Shelf Special Counsel or any underwriter or underwriters shall not have previously been furnished a copy or to which any such Person shall reasonably object in a timely manner, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by any such Person.

     (q) in the case of a Shelf Registration, if any similar debt securities of the Company are then listed on any securities exchange, use its best efforts to cause all Registrable Securities to be listed on any such securities exchange if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

     (r) in the case of a Shelf Registration, use its best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, unless the Registrable Securities are already so rated;

     (s) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

     (t) provide reasonable cooperation and assistance in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel; and

     (u) upon consummation of the Exchange Offer, deliver a customary opinion or opinions of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities, and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

     In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to promptly furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

     4. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

     No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     5. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Securities, their respective affiliates, and the respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all expenses whatsoever, as incurred (including fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasers, any Holder, including Participating Broker-Dealers or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Purchasers, each underwriter who participates in an offering of Registrable Securities and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Shelf Registration Statement) and each Person, if any, who controls the Company, the Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, as the case may be, expressly for use in the Shelf Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) In order to provide for just and equitable contribution in circumstances in which any of the indemnity provisions set forth in this Section 5 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Purchasers and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Purchasers and the Holders, as incurred; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Purchasers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand, the Purchasers on another hand, and the Holders on another hand, from the offering of the Exchange Securities or Registrable Securities included in such offering, and (ii) the relative fault of the Company on the one hand, the Purchasers on another hand, and the Holders on another hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The Company, the Purchasers and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5, each affiliate of a Purchaser or Holder, and each director, officer, employee, agent and Person, if any, who controls a Purchaser or Holder or such affiliate within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to any Purchaser pursuant to the Purchase Agreement shall not be deemed to be a benefit received by any Purchaser in connection with the offering of the Exchange Securities or Registrable Securities included in such offering.

     6. Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1993 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     (b) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Majority Holders affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to a Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.


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

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (f) Third Party Beneficiary. The Purchasers shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (g) Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them.

     (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       THE STANLEY WORKS


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


Confirmed and accepted as of the date
     first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
BNP PARIBAS SECURITIES CORP.
FLEET SECURITIES, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By:
    ------------------------------------
    Name:
    Title:

By: SALOMON SMITH BARNEY INC.


By:
    ------------------------------------
    Name:
    Title:

For themselves and as representatives of the other Purchasers.


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